As filed with the Securities and Exchange Commission on March 02, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLITRON DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-1684144
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

901 Sansburys Way West Palm Beach, Florida	33411
(Address of Principal Executive Offices)	(Zip Code)

SOLITRON DEVICES, INC.

2019 STOCK INCENTIVE PLAN

(Full title of the plan)

Tim Eriksen
Chief Executive Officer and

Interim Chief Financial Officer
Solitron Devices, Inc.
901 Sansburys Way

West Palm Beach, FL 33411
(Name and address of agent for service)

(561) 848-4311
(Telephone number, including area code, of agent for service)

With a copy to:

Teddy D. Klinghoffer, Esq.

Esther L. Moreno, Esq.

Akerman LLP

98 Southeast Seventh Street, Suite 1100

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

Explanatory Note

                This Registration Statement on Form S-8 covers the registration of (i) 40,994 shares of common stock, par value $0.01 per share (“Common Stock”), of Solitron Devices, Inc. (the “Company”) under the Solitron Devices, Inc. 2019 Stock Incentive Plan (the “Plan”) and (ii) 184,006 shares of Common Stock of the Company previously issued to certain officers of the Company pursuant to the Plan.

                This Registration Statement contains two parts. The first part contains certain information required under Part I of Form S-8 and a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). The selling stockholders named in the resale prospectus acquired the Resale Shares pursuant to grants. This resale prospectus is to be used for reoffers and resales of the Resale Shares, on a continuous or delayed basis in the future, by certain officers. The registration of the shares of our Common Stock covered by the resale prospectus does not necessarily mean that any shares of our Common Stock will be sold by the officers. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements for Part I of Form S-8, these documents are not required to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) either as part of this Registration Statement or as prospectus or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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Solitron Devices, Inc.

184,006 Shares of Common Stock

____________________________

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus, of up to 184,006 shares of common stock (“Common Stock”) of Solitron Devices, Inc., a Delaware corporation (the “Company” or “Solitron”). The selling stockholders acquired such shares pursuant to grants under the Plan.

We are registering the applicable shares of our Common Stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by the selling stockholders.

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such process as they may determine, which may relate to the market price prevailing at the time of sale or be at a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock.

Our Common Stock is quoted on the OTC Pink marketplace of OTC Markets Group, Inc., under the symbol “SODI.” As of February 17, 2022, the last reported sale price of our Common Stock on OTC Pink marketplace was $9.95.

____________________________

Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 5 of this prospectus and in any documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

____________________________

The date of this prospectus is March 01, 2022

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You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable free writing prospectus. Neither we nor any of the selling stockholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any shares of Common Stock in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This prospectus includes important information about us, the selling stockholders, our Common Stock and other information you should know before investing. We encourage you to carefully read both this prospectus, including the section titled “Risk Factors,” as well as additional information described under “Where You Can Find More Information” of the accompanying prospectus before investing in our Common Stock. The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of Common Stock will be sold by the selling stockholders.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our shares of Common Stock. We are not making any representation to you regarding the legality of an investment in our shares of Common Stock by you under applicable investment or similar law.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements include statements regarding our business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021 filed with the SEC on June 21, 2021, together with all of the other information appearing in or incorporated by reference into this prospectus, including those identified below. We do not undertake any obligation to update forward-looking statements, except as required by law.

Some of the factors that may impact our business, financial condition, results of operations, strategies or prospects include:

•	Loss of, or reduction of business from, substantial clients could hurt our business by reducing our revenues, profitability and cash flow.
•	Our complex manufacturing processes may lower yields and reduce our revenues.
•	Our business could be materially and adversely affected if we are unable to obtain qualified supplies of raw materials, parts and finished components on a timely basis and at a cost-effective price.
•	We are dependent on government contracts, which are subject to termination, price renegotiations and regulatory compliance, which can increase the cost of doing business and negatively impact our revenues.
•	Changes in government policy or economic conditions could negatively impact our results.
•	Our inventories may become obsolete and other assets may be subject to risks.
•	Environmental regulations could require us to incur significant costs.
•	Our business is highly competitive and increased competition could reduce gross profit margins and the value of an investment in our Company.
•	Changes in Defense related programs and priorities could reduce the revenues and profitability of our business.
•	Our ability to complete facility upgrades and relocate to a new facility within the contemplated timeframe and budget.
•	Our operating results may decrease due to the decline of profitability in the semiconductor industry.
•	Uncertainty of current economic conditions, domestically and globally, could continue to affect demand for our products and negatively impact our business.
•	We may not achieve the intended effects of our business strategy, which could adversely impact our business, financial condition and results of operations.
•	Our inability to introduce new products could result in decreased revenues and loss of market share to competitors; new technologies could also reduce the demand for our products.
•	The nature of our products exposes us to potentially significant product liability risk.
•	We depend on the recruitment and retention of qualified personnel and our failure to attract and retain such personnel could seriously harm our business.
•	Provisions in our charter documents could make it more difficult to acquire our Company and may reduce the market price of our stock.
•	Natural disasters, like hurricanes, or occurrences of other natural disasters whether in the United States or internationally may affect the markets in which our common stock trades, the markets in which we operate and our profitability.
•	Failure to protect our proprietary technologies or maintain the right to use certain technologies may negatively affect our ability to compete.
•	We cannot guarantee that we will have sufficient capital resources to make necessary investments in manufacturing technology and equipment.
•	We may make substantial investments in plant and equipment that may become impaired.
•	While we attempt to monitor the credit worthiness of our customers, we may be at risk due to the adverse financial condition of one or more customers.
•	Our international operations expose us to material risks, including risks under U.S. export laws.
•	Security breaches and other disruptions could compromise the integrity of our information and expose us to liability, which would cause our business and reputation to suffer.
•	The price of our common stock has fluctuated widely in the past and may fluctuate widely in the future.
•	We cannot guarantee that we will declare future cash dividend payments, nor repurchase any shares of our common stock pursuant to our stock repurchase program.
•	Compliance with regulations regarding the use of “conflict minerals” could limit the supply and increase the cost of certain metals used in manufacturing our products.
•	Our failure to remediate the material weakness in our internal control over financial reporting or our identification of any other material weaknesses in the future may adversely affect the accuracy and timing of our financial reporting.
•	The COVID-19 pandemic may have a material adverse effect on our business, cash flows and results of operations.

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THE COMPANY

Solitron designs, develops, manufactures and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets. The Company manufactures a large variety of bipolar and metal oxide semiconductor (“MOS”) power transistors, power and control hybrids, junction and power MOS field effect transistors and other related products. Most of the Company’s products are custom made pursuant to contracts with customers whose end products are sold to the United States government. Other products, such as Joint Army/Navy transistors, diodes and Standard Military Drawings voltage regulators, are sold as standard or catalog items.

The Company was incorporated under the laws of the State of New York in March 1959 and reincorporated under the laws of the State of Delaware in August 1987.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021 as filed with the SEC on June 21, 2021, the risks described in the documents incorporated by reference in this resale prospectus, as well as any other information we include or incorporate by reference into this resale prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. In addition, the trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. The selling stockholders will pay any underwriting discounts and agent’s commission and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

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SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below. The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by the selling stockholders and the selling stockholders are under no obligation to offer or sell any of the shares of our Common Stock.

The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by each selling stockholder. The number of shares owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shares voting power or investment power. Percentage ownership of the Common Stock is based on 2,083,452 shares of Common Stock outstanding as of January 10, 2022. Each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling stockholder unless noted otherwise, subject to community property laws where applicable.

The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, each selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A selling stockholder may sell, all, some or none of such securities in this offering. See “Plan of Distribution.” Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o Solitron Devices, Inc., 901 Sansburys Way, West Palm Beach, Florida 33411.

                Tim Eriksen currently serves as the Company’s Chief Executive Officer and Interim Chief Financial Officer and Mark Matson currently serves as the Company’s President and Chief Operating Officer. Tim Eriksen, Dwight P. Aubrey, John F. Chiste, Charles M. Gillman and David W. Pointer currently serve as members of the Board of Directors of the Company

Name of Selling Stockholders	Shares of Common Stock Owned Before the Offering		Shares of Common Stock to be Offered for the Selling Stockholder’s Account	Shares of Common Stock Owned by the Selling Stockholder after the Offering	Percent of Common Stock to be Owned by the Selling Stockholder after the Offering(1)
Tim Eriksen	286,956	(2)	22,669	264,287	12.68%
Mark Matson	157,091		135,337	21,754	*
Dwight P. Aubrey	6,000		6,000	0	*
John F. Chiste	6,000		6,000	0	*
Charles M. Gillman	6,000		6,000	0	*
David W. Pointer	90,054	(3)	8,000	82,054	3.94%

____________

*	Represents less than 1%.

(1)	Based on 2,083,452 shares of Common Stock outstanding as of January 10, 2022.

(2)

205,341 shares are owned by Cedar Creek Partners LLC, an investment partnership, for which Eriksen Capital Management LLC (“ECM”) is Managing Member. 28,975 shares are owned by managed accounts of ECM. The respective owners of the managed accounts are responsible to vote the shares. By virtue of ECM’s Investment Advisory Agreement with the clients of ECM, Mr. Eriksen may be deemed to beneficially own the shares owned by Cedar Creek Partners LLC and the managed accounts. Mr. Eriksen disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. 52,640 shares are owned directly by Mr. Eriksen.

(3)

67,054 shares are owned by V.I. Capital Fund, LP, for which Mr. Pointer is the managing partner of V.I. Capital Fund, LP and the founder and managing partner of V.I. Capital Management, LLC, the general partner of V.I. Capital Fund, LP. Mr. Pointer disclaims beneficial ownership of the reported shares except to the extent of his pecuniary intertest therein. 23,000 shares are owned directly by Mr. Pointer.

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PLAN OF DISTRIBUTION

The purpose of this resale prospectus is to allow each selling stockholder to offer for sale and sell all or a portion of the shares acquired in connection with the provision of services to the Company. The selling stockholder may sell the shares of Common Stock registered pursuant to this resale prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the selling stockholder can presently estimate the amount of this compensation.

The Common Stock offered under this resale prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions.

The aggregate proceeds to each selling stockholder from the sale of the shares will be the purchase price of the Common Stock less discounts and commissions, if any. Each selling stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the selling stockholders.

The selling stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” under the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The shares to be offered or resold by means of this resale prospectus by each selling stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this resale prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this resale prospectus.

There can be no assurance that the selling stockholders will sell any or all of the securities offered hereby.

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LEGAL MATTERS

Akerman LLP, Miami, Florida has passed upon the validity of the securities of Solitron Devices, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

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EXPERTS

The audited financial statements of Solitron Devices, Inc. as of and for the years ended February 28, 2021 and February 29, 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of MaloneBailey LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information about the Company and the Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed with the registration statement.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Solitron, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is https://solitrondevices.com.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Company has previously filed with the SEC, are incorporated by reference and made a part hereof:

•	The Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 21, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2021, filed with the SEC on July 20, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended August 31, 2021, filed with the SEC on October 12, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2021, filed with the SEC on January 14, 2022;

•	Our Current Reports on Form 8-K as filed with the SEC on March 4, 2021, April 21, 2021, September 8, 2021, November 9, 2021, November 24, 2021, December 14, 2021, and December 27, 2021; and

•	The description of the Company’s common stock included in our Registration Statement on Form 8-A, filed with the SEC on June 20, 1991 and amended on June 20, 2001, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Solitron Devices, Inc.

901 Sansburys Way

West Palm Beach, Florida 33411

(561) 848-4311

                As noted above, you may also access these documents, free of charge on the SEC’s website at http://www.sec.gov or on our website at https://solitrondevices.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this Registration Statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents of the Company filed with the SEC are hereby incorporated in this Registration Statement by reference and made a part hereof:

•	The Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 21, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2021, filed with the SEC on July 20, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended August 31, 2021, filed with the SEC on October 12, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2021, filed with the SEC on January 14, 2022;

•	Our Current Reports on Form 8-K as filed with the SEC on March 4, 2021, April 21, 2021, September 8, 2021, November 9, 2021, November 24, 2021, December 14, 2021, and December 27, 2021.

•	The description of the Company’s common stock included in our Registration Statement on Form 8-A, filed with the SEC on June 20, 1991 and amended on June 20, 2001, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following is a summary of the applicable provisions in the Delaware corporate law statutes, the Company’s Certificate of Incorporation, and the Company’s Amended and Restated By-Laws under which the Company’s directors are exculpated from certain liabilities and directors and officers are entitled to indemnification and an advancement of expenses by reason of their service as directors, officers, employees or agents of the Company. All the directors and officers of the Company are covered by insurance policies maintained and held in effect by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

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Delaware General Corporation Law.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 145 provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

Section 145 further provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Section 145 also provides that any such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be paid upon such terms and conditions, if any, as the corporation deems appropriate.

Under Section 145, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Under Section 102(b)(7) of the DGCL, a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision may not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to payments of dividends or the repurchase or redemption of stock); or (iv) for any transaction from which the director derived an improper personal benefit.No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. An amendment, repeal or elimination of such a provision shall not affect its application with respect to an act or omission by a director occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such act or omission.

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Certificate of Incorporation.

Our Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that a director shall be personally liable for such damages resulting from acts or omissions: (i) constituting a breach of the director’s duty of loyalty to the Company or its stockholders; (ii) not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) giving rise to liability under Section 174 of the DGCL; or (iv) constituting a transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation further provides that our directors shall be indemnified by the Company, and shall be entitled to advancement of expenses incurred in defending a civil or criminal action for which they are entitled to indemnification, to the full extent permitted by applicable law.

Amended and Restated By-Laws.

Our Amended and Restated By-Laws, provide generally that the Company shall indemnify, to the fullest extent permitted by law, any person who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party of a witness) or is threatened to be made involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director, officer, employee, or agent of the Company, or is or was serving at the Company’s request as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated By-Laws further provide that the right to indemnification shall include the right to receive payment in advance of any expenses incurred by the party entitled to indemnification in connection with any such investigation, claim, action, suit or proceeding.

Our Amended and Restated By-Laws also provide that the Company may purchase and maintain insurance to protect itself and any person entitled to indemnity to the fullest extent permitted by applicable law.

The above discussion of the Certificate of Incorporation and the Amended and Restated By-Laws of the Company is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and Amended and Restated By-Laws, which are incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended February 28, 1993).
3.2	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2016).
5.1	Opinion of Akerman LLP*
10.1	Solitron Devices, Inc. 2019 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2019).
23.1	Consent of Akerman LLP (included with Exhibit 5.1).*
23.2	Consent of MaloneBailey LLP.*
24.1	Power of Attorney (included with signature page on this Form S-8).*
107	Calculation of Filing Fee Table.*

________________________
* Filed herewith

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 23rd day of March 01, 2022.

SOLITRON DEVICES, INC.

By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and
Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim Eriksen his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim Eriksen Tim Eriksen	Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	March 01, 2022

/s/ Dwight P. Aubrey Dwight P. Aubrey	Director	March 01, 2022

/s/ John F. Chiste John F. Chiste	Director	March 01, 2022

/s/ David W. Pointer David W. Pointer	Director	March 01, 2022

/s/ Charles M. Gillman Charles M. Gillman	Director	March 01, 2022

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